EXHIBIT 99.1

Press Contact:	Investor Relations Contact:
Robin Stoecker	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5044	(650) 846-5747
rstoecker@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

FIRST QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., March 17, 2004 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the leading independent business integration software company in the world, today announced results for its first fiscal quarter ended February 29, 2004. Total revenues for the first quarter were $74.4 million. License revenues for the first quarter were $40.8 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $8.5 million or $.04 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the first fiscal quarter of $10.1 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.05 for the quarter. Non-GAAP results exclude stock-based compensation charges and amortization of acquired intangibles, and assume a non-GAAP effective tax rate of 38%.

“Our Q1 performance underscores our commitment to growing our company profitably,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “We continue to build strong customer facing field organizations and are focused on execution in 2004.”

Highlights for TIBCO’s First Fiscal Quarter 2004

During Q1, we added 50 new customers, including companies such as Tractebel North America and British Columbia Transmission Corporation. We also expanded our presence in the financial services sector by adding new customers such as Merrill Lynch, the London Stock Exchange, MLC, Credit Suisse First Boston, Standard & Poor’s and the Fédération des caisses Desjardins du Quebec, among others. In addition, we increased and successfully expanded our business relationships with market leaders such as Caixa Geral de Depositos, Barclays Capital, KPN, adidas-Salomon, Telenor and Telecom Italia.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EST today to discuss its fiscal first quarter results. Interested parties may access the conference call over the Internet through CCBN at www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software Inc.

TIBCO Software Inc. (NASDAQ:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,100 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven business integration, business optimization, and enterprise backbone solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. TIBCO believes that presentation of non-GAAP net income and non-GAAP net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding TIBCO’s commitment to profitable growth and the continued building of field organizations. Actual results could differ materially from such forward-looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate, if TIBCO is unable to successfully compete with existing or new competitors, or if TIBCO is unable to successfully build its field organization. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth herein, including TIBCO’s history of losses, the unpredictability of future revenue, TIBCO’s lack of long-term customer contracts, rapid technological and market changes, risks associated with infrastructure software and the volatility of TIBCO’s stock prices are discussed more fully in TIBCO’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to its most recent Annual Report on Form 10-K filed with the SEC on February 5, 2004, and reports filed after the Form 10-K. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

	Three Months Ended February 29, 2004
	GAAP	Adjustments*	Non-GAAP
Revenue	$74,401	$—	$74,401
Cost of revenue	16,413	(1,206)	15,207

Gross profit	57,988	1,206	59,194

Operating expenses:
Research and development	13,119	(25)	13,094
Sales and marketing	26,636	(36)	26,600
General and administrative	4,806	(3)	4,803
Amortization of intangibles	499	(499)	—

Total operating expenses	45,060	(563)	44,497

Income (loss) from operations	12,928	1,769	14,697

Interest and other income, net	1,615	—	1,615

Income before taxes	14,543	1,769	16,312

Provision for income taxes (1)	6,015	184	6,199

Net income	$8,528	$1,585	$10,113

Net income per share - basic	$0.04		$0.05

Basic shares outstanding	209,188		209,188

Net income per share - diluted	$0.04		$0.05

Diluted shares outstanding	222,452		222,452

*	The following table summarizes the adjustments for the respective periods:

Three Months Ended February 29, 2004
Net income, GAAP	$8,528
Stock-based compensation	79
Amortization of intangibles	1,691
Provision for income taxes (1)	(184)

Net income, non-GAAP	$10,114

(1)	The projected pro forma effective tax rate for 2003 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	February 29, 2004	November 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$86,190	$83,278
Short-term investments	429,757	521,391
Accounts receivable, net	53,987	53,659
Accounts receivable from related parties	3,470	4,454
Other current assets	15,249	15,549

Total current assets	588,653	678,331

Property and equipment, net	116,926	119,124
Other assets	35,525	34,923
Goodwill	98,691	103,006
Acquired intangibles, net	6,184	7,875

Total assets	$845,979	$943,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,482	$3,692
Amounts due related parties	3	1,641
Accrued liabilities	37,884	36,219
Accrued excess facilities costs	40,471	42,522
Deferred revenue	46,251	42,914
Current portion of long term note payable	1,645	1,624

Total current liabilities	129,736	128,612

Long-term note payable	51,433	51,853

Stockholders’ equity:
Common stock	198	213
Additional paid-in capital	812,876	921,038
Unearned stock-based compensation	(196)	(254)
Accumulated other comprehensive income	1,832	225
Accumulated deficit	(149,900)	(158,428)

Total stockholders’ equity	664,810	762,794

Total liabilities and stockholders’ equity	$845,979	$943,259

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended February 28, 2003	Three Months Ended February 29, 2004
License Revenue:
Non-related parties	$24,785	$36,459
Related parties	10,190	4,311

Total license revenue	34,975	40,770

Service and maintenance revenue:
Non-related parties	24,908	29,342
Related parties	3,223	3,519
Billed expenses	547	770

Total service and maintenance revenue	28,678	33,631

Total revenue	63,653	74,401
Cost of revenue:
Stock-based compensation	54	14
Other cost of revenue non-related parties	14,423	16,399
Other cost of revenue related parties	403	—

Gross Profit	48,773	57,988

Operating expenses:
Research and development
Stock-based compensation	227	25
Other research and development	17,277	13,094
Sales and marketing
Stock-based compensation	37	36
Other sales and marketing	26,849	26,600
General and administrative
Stock-based compensation	39	3
Other general and administrative	5,025	4,803
Restructuring charges	1,100	—
Amortization of acquired intangibles	499	499

Total operating expenses	51,053	45,060

Loss from operations	(2,280)	12,928
Interest and other income, net	4,641	1,172
Realized gain on investments	462	443

Net income before income taxes	2,823	14,543
Provision for income taxes **	1,162	6,015

Net income	$1,661	$8,528

Net income per share - basic	$0.01	$0.04

Shares used to compute net income per share - basic	210,224	209,188

Net income per share - diluted	$0.01	$0.04

Shares used to compute net income per share - diluted	221,938	222,452

TIBCO Software Inc.

Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	February 28, 2003	February 29, 2004
Cash flows from operating activities:
Net income	$1,661	$8,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,787	3,264
Amortization of acquired intangibles	1,690	1,691
Amortization of stock-based compensation	357	78
Realized gain on investments, net	(462)	(443)
Acquisiton related tax benefit	—	4,315
Changes in assets and liabilities:
Accounts receivable	23,743	(328)
Due from related parties, net	(5,535)	(654)
Other assets	1,002	315
Accounts payable	(412)	(210)
Accrued liabilities and excess facilities	(11,688)	(348)
Deferred revenue	(3,444)	3,337

Net cash provided by operating activities	10,699	19,545

Cash flows from investing activities:
Purchases of short-term investments	(121,958)	(222,010)
Sales and maturities of short-term investments	161,815	315,448
Purchases of property and equipment, net	(491)	(1,066)
Cash and short-term investments pledged as security	—	(748)
Purchases of private equity investments	—	(29)

Net cash provided by investing activities	39,366	91,595

Cash flows from financing activities:

Proceeds from exercise of stock options	150	4,385
Proceeds from employee stock purchase program	2,783	2,423
Payment for repurchase and retirement of common shares	—	(115,000)
Principal payments on long term debt	—	(399)

Net cash provided by (used for) financing activities	2,933	(108,591)

Effect of exchange rate changes on cash	(6)	363

Net change in cash and cash equivalents	52,992	2,912
Cash and cash equivalents at beginning of period	57,229	83,278

Cash and cash equivalents at end of period	$110,221	$86,190